Use these links to rapidly review the document

As filed with the Securities and Exchange Commission on March 28, 2018

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GERMAN AMERICAN BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Indiana (State or Other Jurisdiction of Incorporation or Organization)	35-1547518 (IRS Employer Identification Number)

711 Main Street
Jasper, Indiana 47546
(812) 482-1314
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

Mark A. Schroeder
Chairman and Chief Executive Officer
German American Bancorp, Inc.
711 Main Street
Jasper, Indiana 47546
(812) 482-1314
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copy to:

Jeremy E. Hill, Esq.
Bingham Greenebaum Doll LLP
2700 Market Tower
10 W. Market Street
Indianapolis, Indiana 46204
(317) 635-8900

Approximate date of commencement of proposed sale to the public:
From time to time after the effective date of this registration statement.

             If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:    ☐

             If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☒

             If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

             If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☒

             If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

             Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company," and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

             If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common shares, no par value

Preferred shares, no par value

Depositary shares(3)

Debt securities(4)

Warrants

Units(5)

Purchase contracts(6)

TOTAL

(1)
This registration covers an indeterminate number or principal amount of securities of each identified class of the registrant as may from time to time be issued at indeterminate prices or upon conversion or exchange of convertible or exchangeable debt securities or convertible or exchangeable preferred shares, or as shall be issuable pursuant to anti-dilution provisions. No separate consideration will be received for securities that are issuable on exercise, conversion or exchange of other securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee, except for the unutilized portion (in the amount of $12,880) of the filing fee associated with unsold securities registered by the registrant pursuant to Registration Statement No. 333-197524 initially filed on July 18, 2014. Pursuant to Rule 457(p) under the Securities Act, such unutilized filing fee may be applied to the filing fee payable pursuant to this registration statement.

(3)
If fractional preferred shares registered hereunder are offered, depositary shares, evidenced by depositary receipts, will be issued to the depositary under any such agreement.

(4)
May consist of one or more series of senior or subordinated debt. If any debt securities are issued at an original issue discount, then such greater amount as may be sold for an initial aggregate offering price up to the proposed maximum aggregate offering price.

(5)
Each unit will be issued under a unit agreement or indenture and will represent an interest in two or more securities, which may or may not be separable from one another.

(6)
The purchase contracts may require the holder thereof to purchase or sell common shares, preferred shares, debt securities, or depositary shares of the registrant.

PROSPECTUS

Common Shares

Preferred Shares

Depositary Shares

Debt Securities

Warrants

Units

Purchase Contracts

        The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling security holders to be identified in the future, in amounts, at prices, and on other terms to be determined at the time of the offering. We will provide the specific terms and manner of offering of these securities in supplements to this prospectus. The prospectus supplements may also add, update, or change information contained in this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

        Our common shares are listed on the Nasdaq Global Select Market and trade under the symbol "GABC." None of the other securities that we may offer are currently traded on any securities exchange.

        We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers on a continued or delayed basis.

        This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

        Our principal executive offices are located at 711 Main Street, Jasper, Indiana 47546, and our telephone number at that address is (812) 482-1314.

        Investing in the offered securities involves risks. See "Risk Factors" on page 1 of this prospectus.

        These securities will be our equity securities or unsecured obligations, will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 28, 2018.

RISK FACTORS

        Investing in the offered securities involves risk. Prior to making any investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption "Risk Factors" in the applicable prospectus supplement and in our periodic reports filed with the U.S. Securities and Exchange Commission (the "SEC") that are incorporated by reference herein, together with all of the other information appearing in this prospectus or in the applicable prospectus supplement or incorporated by reference into this prospectus in light of their particular investment objectives and financial circumstances.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the SEC using a "shelf" registration or continuous offering process. Under this shelf process, we or one or more selling security holders to be identified in the future may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

        The following securities may be offered from time to time:

  •
  common shares;

  •
  preferred shares, which we may issue in one or more series;

  •
  depositary shares;

  •
  debt securities, which we may issue in one or more series;

  •
  warrants entitling the holders to purchase common shares or debt securities;

  •
  units; and

  •
  purchase contracts for the purchase or sale of our common shares, preferred shares, debt securities or depositary shares.

        This prospectus provides you with a general description of the securities that we or any selling security holder may offer as well as other information you should know before investing in our securities. Each time that we or any selling security holders offer securities, we will file with the SEC a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update, or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the headings "Where You Can Find More Information" and "Information Incorporated by Reference."

        The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC facilities mentioned under the heading "Where You Can Find More Information."

        References to "we," "us," "our," "German American" or the "Company" refer to German American Bancorp, Inc. and its directly or indirectly owned subsidiaries, unless the context otherwise requires. The term "you" refers to a prospective investor.

        We have not, and the underwriters and their affiliates and agents have not, authorized any person to provide any information or represent anything about us other than what is contained or incorporated by reference in this prospectus or the applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We do not, and the underwriters and their affiliates and agents do not, take any responsibility for, and can provide no assurance as to the reliability of, information that others may provide you. The Company may only use this prospectus to sell securities if it is accompanied by a prospectus supplement which includes the specific terms of that offering. The Company is only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

        The Company may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by the Company directly or through dealers or agents designated from time to time. If the Company, directly or through agents, solicits offers to purchase the securities, the Company reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any of those offers.

        The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

        One or more of our subsidiaries, including German American Investment Services, Inc., may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related prospectus supplement in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale.

WHERE YOU CAN FIND MORE INFORMATION

        We file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC's website at http://www.sec.gov and on the investor relations page of our website at http://www.germanamerican.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus. You may also read and copy any document that we file with the SEC at its public reference facilities at 100 F Street N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to incorporate by reference into this prospectus the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file in the future with the SEC will automatically modify, supersede or update this prospectus. In other words, in the case of a conflict or inconsistency between information in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

        This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act") (other than those "furnished" pursuant to Item 2.02 or Item 7.01 in any Current Report on Form 8-K or other information deemed to have been "furnished" rather than filed in accordance with the SEC's rules) after the initial filing of the registration statement related to this prospectus until the termination of the offering of the securities covered by the applicable prospectus supplement:

  •
  Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017;

  •
  Our Current Reports on Form 8-K filed on January 30, 2018, January 31, 2018, February 13, 2018 and March 2, 2018; and

  •
  The description of German American common shares set forth in the registration statement filed by German American pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating such description.

        Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

        Upon written or oral request, we will provide, at no cost to the requester, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make a request by writing to or calling us at the following address or telephone number:

German American Bancorp, Inc.
711 Main Street
Jasper, Indiana 47546
Attention: Shareholder Relations Officer
Phone No.: (812) 482-1314

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and any accompanying prospectus supplement contain or incorporate by reference forward-looking statements about the Company that are intended to be subject to the safe harbors created under U.S. federal securities laws. The use of words such as "may", "will", "anticipate", "assume", "should", "indicate", "would", "believe", "contemplate", "expect", "estimate", "continue", "plan", "point to", "project", "could", "can", "might", "intend", "target", and other similar words and expressions, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.

        By their nature, forward-looking statements are subject to numerous assumptions, risks, and uncertainties. A number of factors could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, those which may be set forth in the accompanying prospectus supplement and those under the heading "Risk Factors" included in our Annual Reports on Form 10-K, and other factors described in our periodic reports filed from time to time with the SEC. Actual results, performance or achievement could differ materially from those contained in these forward-looking statements for a variety of reasons, including, without limitation, those discussed under "Risk Factors" in the applicable prospectus supplement and in other information contained in our publicly available filings with the SEC. Other unknown or unpredictable factors also could have a material adverse effect on us and our business, financial condition and results of operations.

        You should view forward-looking statements as our management's strategic objectives rather than absolute forecasts of future performance. Forward-looking statements speak only as of the date they are made, and are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation to, or intend to, publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in the applicable prospectus supplement and in our other reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

THE COMPANY

        German American Bancorp, Inc. is a Nasdaq-listed (symbol: GABC) bank holding company based in Jasper, Indiana. Through our banking subsidiary, German American Bancorp, we operate 53 banking offices in 19 contiguous southern Indiana counties and one northern Kentucky county. We also own an investment brokerage subsidiary (German American Investment Services, Inc.) and a full line property and casualty insurance agency (German American Insurance, Inc.). Effective April 1, 2018, the legal name of German American Bancorp will be changed to German American Bank.

        Our lines of business include retail and commercial banking, comprehensive financial planning, full service brokerage and trust administration, and a full range of personal and corporate insurance products. Financial and other information by segment is included in Note 16 (Segment Information) of the Notes to the Consolidated Financial Statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2017, that is incorporated into this prospectus by reference.

        As a registered bank holding company, we are subject to inspection, examination and supervision by the Board of Governors of the Federal Reserve System under the Bank Holding Company Act of 1956. As an Indiana-chartered depository institution that is a member of the Federal Deposit Insurance Corporation (the "FDIC"), our bank subsidiary is subject to extensive supervision, examination and regulation by the Indiana Department of Financial Institutions and the FDIC.

        As of December 31, 2017, we had total deposits of approximately $2.5 billion, total assets of approximately $3.1 billion and total shareholders' equity of approximately $365 million.

SECURITIES WE MAY OFFER

        We may use this prospectus to offer securities in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling security holders to be identified in the future.

        We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

        This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Shares

        We may sell our common shares, which have no par value. In a prospectus supplement, we will describe the aggregate number of shares offered and the offering price or prices of the shares.

Preferred Shares and Depositary Shares

        We may sell our preferred shares, which have no par value, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a preferred share represented by each depositary share, whether we will list the preferred shares or depositary shares on a securities exchange and any other specific terms of the series of preferred shares.

Debt Securities

        We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible or exchangeable debt. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Warrants

        We may issue warrants, in one or more series, for the purchase of our common shares, preferred shares and/or debt securities. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other securities. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Units

        We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

Purchase Contracts

        We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common shares, preferred shares, debt securities or depositary shares. The applicable prospectus supplement will describe the terms of any purchase contracts and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

 USE OF PROCEEDS

        We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in the applicable prospectus supplement, we expect to use the net proceeds of our sale of securities for general corporate purposes. General corporate purposes may include, among others, the following:

  •
  the repayment of existing indebtedness;

  •
  making contributions to the capital of our bank subsidiary to support its lending, investing and other financial services activities;

  •
  the repurchase of our common shares; and

  •
  funding acquisitions of other institutions or branches if opportunities for such transactions become available.

        Pending such use, we may temporarily invest the net proceeds in short-term securities or reduce our short-term indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary bank.

RATIOS OF EARNINGS TO FIXED CHARGES

        The following table sets forth our historical consolidated ratios of earnings to fixed charges for the last five fiscal years. For purposes of computing these ratios, earnings represent consolidated net income before provision for income taxes and fixed charges. Fixed charges, excluding interest on deposits, consist of interest expense, excluding interest on deposits, and one-third of rental expense for all operating leases, which we believe to be representative of the interest portion of rent expense. Fixed charges, including interest on deposits, consist of interest expense, one third of rental expense and interest on deposits. No preferred shares were outstanding during any period reported below and no preferred dividends were paid.

	Year ended December 31,
	2017	2016	2015	2014	2013
Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	12.94x	14.50x	19.08x	20.26x	15.12x
Including interest on deposits	5.55x	6.57x	7.63x	7.49x	6.05x

PLAN OF DISTRIBUTION

        We may sell the offered securities:

  •
  through agents;

  •
  to or through underwriters; or

  •
  directly to other purchasers.

        Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters' compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement or term sheet.

        We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

        In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

        We may indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Bingham Greenebaum Doll LLP, Indianapolis, Indiana.

EXPERTS

        The audited consolidated financial statements of German American Bancorp, Inc. incorporated in this prospectus by reference to German American's Annual Report on Form 10-K for the year ended December 31, 2017, were audited by Crowe Horwath LLP, an independent registered public accounting firm, whose report thereon contained in such Annual Report on Form 10-K is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report of Crowe Horwath LLP given upon the authority of such firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

        The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

SEC Registration Fee		$(1)
Printing Expenses		(2)
Accounting Fees and Expenses		(2)
Legal Fees and Expenses		(2)
Blue Sky Fees and Expenses		(2)
Transfer Agent Fees and Expenses		(2)
Trustee Fees and Expenses		(2)
Rating Agency Fees		(2)
Miscellaneous		(2)

Total	$

(1)
Deferred in accordance with Rule 456(b) under the Securities Act and calculated in accordance with the offering of securities under this registration statement pursuant to Rule 457(r) of the Securities Act, except, pursuant to Rule 457(p), for the unutilized portion (in the amount of $12,880) of the filing fee associated with unsold securities registered by the Registrant pursuant to Registration Statement No. 333-197524 initially filed on July 18, 2014.

(2)
These fees will be dependent on the type and dollar amount of securities offered and number of offerings and, therefore, cannot be estimated at this time. Additional information regarding estimated fees and expenses will be provided at the time information is included in a prospectus supplement in accordance with Rule 430B.

Item 15.    Indemnification of Directors and Officers.

        Under the Indiana Business Corporation Law, the Registrant may indemnify directors and officers against liabilities asserted against or incurred by them while serving as such or while serving at its request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise if (i) the individual's conduct was in good faith, (ii) the individual believed (A) in the case of conduct in the individual's official capacity, that the individual's conduct was in the corporation's best interests and (B) in all other cases, that the individual's conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, the individual either (A) had reasonable cause to believe the individual's conduct was lawful or (B) had no reasonable cause to believe the individual's conduct was unlawful. The Registrant is required under the Indiana Business Corporation Law to indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding in which the director or officer was a party because the director or officer was serving the corporation in such capacity against reasonable expenses incurred in connection with the proceeding. The articles of incorporation of the Registrant require the indemnification of its directors and officers to the greatest extent permitted by the Indiana Business Corporation Law.

        The Indiana Business Corporation Law also permits the Registrant to purchase and maintain on behalf of its directors and officers insurance against liabilities asserted against or incurred by an individual in such capacity, whether or not the Registrant otherwise has the power to indemnify the individual against the same liability under the Indiana Business Corporation Law. Under a directors' and officers' liability insurance policy, directors and officers of the Registrant are insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended.

        Any underwriting agreement that we might enter into (Exhibit 1.1) will provide for indemnification by any underwriters of us, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.    Exhibits.

Number		Description
1.1	*	Form of Underwriting Agreement
3.1
Restatement of the Articles of Incorporation of the Registrant is incorporated by reference from Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed May 9, 2017 (SEC File No. 001-15877).
3.2
Restated Bylaws of German American Bancorp, Inc., as amended and restated July 27, 2009, is incorporated by reference to Exhibit 3.2 of the Registrant's Annual Report on Form 10-K filed March 9, 2015 (SEC File No. 001-15877).
4.1
Terms of Common Shares and Preferred Shares of the Registrant (included in Restatement of Articles of Incorporation) are incorporated by reference from Exhibit 3.1 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed May 9, 2017 (SEC File No. 001-15877).
4.2
Specimen stock certificate for Common Shares of the Registrant is incorporated by reference from Exhibit 99.1 to the Registrant's Current Report on Form 8-K filed October 21, 2010 (SEC File No. 001-15877).
4.3	*	Form of Amendment to Articles of Incorporation Creating New Series of Preferred Shares
4.4	*	Specimen Certificate for Preferred Shares
4.5	*	Form of Deposit Agreement, including form of Depositary Receipt
4.6	*	Form of Indenture for Senior Debt, including form of Senior Debt Security
4.7	*	Form of Indenture for Subordinated Debt, including form of Subordinated Debt Security
4.8	*	Form of Debt Warrant Agreement, including form of Warrant Certificate
4.9	*	Form of Preferred Shares Warrant Agreement, including form of Warrant Certificate
4.10	*	Form of Common Shares Warrant Agreement, including form of Warrant Certificate
4.11	*	Form of Unit Agreement
4.12	*	Form of Purchase Contract
4.13	*	Form of Pledge Agreement
4.14	*	Form of Remarketing Agreement
5.1		Opinion of Bingham Greenebaum Doll LLP as to the validity of the securities registered hereunder
12.1		Statement re Computation of Ratios
23.1		Consent of Crowe Horwath LLP

Number		Description
23.3		Consent of Bingham Greenebaum Doll LLP (included in Exhibit 5.1)
24.1		Power of Attorney (included on the signature page hereto)
25.1	*	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture and the Subordinated Indenture

*
If applicable, to be filed by post-effective amendment or by a Current Report on Form 8-K and incorporated by reference herein.

Item 17.    Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

    (A)
    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

    (B)
    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

    (C)
    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (A), (B) and (C) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

    (A)
    Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

    (B)
    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

          (5)   That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

      (i)
      Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

      (ii)
      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

      (iii)
      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

      (iv)
      Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

        (b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)   The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

        (d)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

        (e)   The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act ("Act") in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jasper, State of Indiana, on March 28, 2018.

GERMAN AMERICAN BANCORP, INC.
By:	/s/ MARK A. SCHROEDER Mark A. Schroeder, Chairman and Chief Executive Officer

POWER OF ATTORNEY

        Each person whose signature appears below hereby constitutes and appoints Mark A. Schroeder, Clay W. Ewing, and Bradley M. Rust, with full power of each of them to act alone, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Date: March 28, 2018	/s/ MARK A. SCHROEDER Mark A. Schroeder, Chairman and Chief Executive Officer (principal executive officer), Director
Date: March 28, 2018	/s/ DOUGLAS A. BAWEL Douglas A. Bawel, Director
Date: March 28, 2018	/s/ LONNIE D. COLLINS Lonnie D. Collins, Director
Date: March 28, 2018	/s/ CHRISTINA M. ERNST Christina M. Ernst, Director
Date: March 28, 2018	/s/ MARC D. FINE Marc D. Fine, Director

Date: March 28, 2018	/s/ U. BUTCH KLEM U. Butch Klem, Director
Date: March 28, 2018	/s/ J. DAVID LETT J. David Lett, Director
Date: March 28, 2018	/s/ CHRIS A. RAMSEY Chris A. Ramsey, Director
Date: March 28, 2018	/s/ M. DARREN ROOT M. Darren Root, Director
Date: March 28, 2018	/s/ THOMAS W. SEGER Thomas W. Seger, Director
Date: March 28, 2018	/s/ RAYMOND W. SNOWDEN Raymond W. Snowden, Director
Date: March 28, 2018	/s/ MICHAEL J. VOYLES Michael J. Voyles, Director
Date: March 28, 2018	/s/ BRADLEY M. RUST Bradley M. Rust, Executive Vice President and Chief Financial Officer (principal accounting officer and principal financial officer)